Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

SCORPIO TANKERS INC.

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

The Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9, Boulevard Charles III
Monaco	98000
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the Indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Jurisdiction of Incorporation	IRS Employer I.D. No.
STI Heritage Shipping Co. Ltd	Marshall Islands	N/A
STI Conqueror Shipping Co. Ltd	Marshall Islands	N/A
STI Matador Shipping Co. Ltd	Marshall Islands	N/A
STI Gladiator Shipping Co. Ltd	Marshall Islands	N/A
STI Highlander Shipping Co Ltd	Marshall Islands	N/A
STI Spirit Shipping Co Ltd	Marshall Islands	N/A
STI Chartering & Trading Ltd	Marshall Islands	N/A
STI Diamond Shipping Co Ltd	Marshall Islands	N/A
STI Coral Shipping Co Ltd	Marshall Islands	N/A
Sting LLC	Delaware (U.S.A.)	N/A
Noemi Shipping Company Ltd	Marshall Islands	N/A
Senatore Shipping Company Ltd	Marshall Islands	N/A
Venice Shipping Company Ltd	Marshall Islands	N/A
STI Harmony Shipping Co Ltd	Marshall Islands	N/A
STI Comandante Shipping Company Limited	Marshall Islands	N/A
STI Brixton Shipping Company Limited	Marshall Islands	N/A
STI Pimlico Shipping Company Limited	Marshall Islands	N/A
STI Hackney Shipping Company Limited	Marshall Islands	N/A
STI Amber Shipping Company Limited	Marshall Islands	N/A
STI Topaz Shipping Company Limited	Marshall Islands	N/A
STI Ruby Shipping Company Limited	Marshall Islands	N/A
STI Garnet Shipping Company Limited	Marshall Islands	N/A
STI Onyx Shipping Company Limited	Marshall Islands	N/A
STI Sapphire Shipping Company Limited	Marshall Islands	N/A
STI Emerald Shipping Company Limited	Marshall Islands	N/A
STI Beryl Shipping Company Limited	Marshall Islands	N/A
STI Jasper Shipping Company Limited	Marshall Islands	N/A
STI Duchessa Shipping Company Limited	Marshall Islands	N/A
STI Opera Shipping Company Limited	Marshall Islands	N/A
STI Venere Shipping Company Limited	Marshall Islands	N/A
STI Mythos Shipping Company Limited	Marshall Islands	N/A
STI Aqua Shipping Company Limited	Marshall Islands	N/A
STI Dama Shipping Company Limited	Marshall Islands	N/A
STI Regina Shipping Company Limited	Marshall Islands	N/A
STI Virtus Shipping Company Limited	Marshall Islands	N/A
STI Mayfair Shipping Company Limited	Marshall Islands	N/A
STI Millenium Shipping Company Limited	Marshall Islands	N/A
STI Olivia Shipping Company Limited	Marshall Islands	N/A
STI Powai Shipping Company Limited	Marshall Islands	N/A
STI Tribeca Shipping Company Limited	Marshall Islands	N/A
STI Soho Shipping Company Limited	Marshall Islands	N/A
STI Gramercy Shipping Company Limited	Marshall Islands	N/A

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15. Not Applicable

Item 16. List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 —Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business—Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers—Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business—Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act.—business—Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of December 31, 2013. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 6th day of May, 2014.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ CAROL NG
CAROL NG
VICE PRESIDENT

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623

FFIEC 031
Page 16 of 74
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2013

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	134,000	1.a
b. Interest-bearing balances (2)			0071	18,845,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	14,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	123,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	15,200,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	19,907,000			4.b
c. LESS: Allowance for loan and lease losses	3123	69,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	19,838,000	4.d
5. Trading assets (from Schedule RC-D)			3545	362,000	5
6. Premises and fixed assets (including capitalized leases)			2145	43,000	6
7. Other real estate owned (from Schedule RC-M)			2150	2,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	44,000	10.b
11. Other assets (from Schedule RC-F)			2160	1,154,000	11
12. Total assets (sum of items 1 through 11)			2170	55,759,000	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

FDIC Certificate Number : 00623 RC-la Schedule RC—Continued Dollar Amounts in Thousands RCON Trii | Bil | M | Thou Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, pait I) 2200 38.271.000 13.a (1) Noninterest-bearing (4) 6631 26.730,000 13,a.l (2) Interest-bearing 6636 11.541,000 13.a. 2 b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN (from Schedule RC-E. part II) 2200 2,715,000 13.b (1) Noninterest-bearing 6631 290,000 13.b.l (2) Interest-bearing 6636 2.425,000 13.b.2 14. Federal funds purchased and securities sold under agreements to repurchase: RCON a. Federal funds purchased in domestic offices (5) B993 3,940,000 14.a ROT b. Securities sold under agreements to repurchase (6) B995 0 14.b 15. Trading liabilities (from Schedule RC-D) 3548 11,000 15 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) 3190 59,000 16 17. and 18. Not applicable (4) Includes noninterest-bearing demand, time, and savings deposits. (5) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” (6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity. DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031 Legal Title of Bank Page 17 of 7 FDIC Certificate Number: 00623 RC-2 Dollar Amounts in Thousands RCFD Tnl Bil M3 Thou Liabilities—Continued 19. Subordinated notes and debentures (1) 3200 0 19 20. Other liabilities (from Schedule RC-G) 2930 1,444,000 20 21. Total liabilities (sum of items 13 through 20) 2948 46.440,000 21 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus 3838 0 23 24. Common stock 3230 2,127.000 24

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page 17 of 7
RC-2

Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou	
Liabilities—Continued			
19. Subordinated notes and debentures (1)	3200	0	19
20. Other liabilities (from Schedule RC-G)	2930	1,444,000	20
21. Total liabilities (sum of items 13 through 20)	2948	**46,440,000**	21
22. Not applicable			
Equity Capital			
Bank Equity Captal			
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	594,000	25
26. a. Retained earnings	3632	6,313,000	26.a
b. Accumulated other comprehensive income (2)	B530	82,000	26.b
c. Other equity capital components (3)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	**9,116,000**	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	203,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	**9,319,000**	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	**55,759,000**	29

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012	6724	N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	MM / DD	
2. Bank's fiscal year-end date	8678	N/A	M.2

(1) Includes limited-life preferred stock and related surplus.
(2) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3) Includes treasury stock and unearned Employee Stock Ownership Plan shares.